UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

IOWA RENEWABLE ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-52428	20-3386000
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 East 7th Street, Washington, Iowa	52353
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (319) 653-2890

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2008, the Chief Financial Officer (principal financial officer) of Iowa Renewable Energy, LLC (the “Company”), Ron Lutovsky, resigned from the office of Chief Financial Officer. The board of directors of the Company appointed Todd Willson, age 29, as the new Chief Financial Officer of the Company on the same date.

In the past five years, Mr. Willson has worked at Loomis Armored, a cash management company, as an area controller and as a plant manager and controller at Reddy Ice, an ice manufacturer.

Mr. Willson is not a director for any reporting companies and does not have any family relationships with the Company’s directors or executive officers. In addition, Mr. Willson is not a party to any transactions, other than his employment, with the Company.

The Company’s board of directors and Mr. Willson are still in the process of negotiating the specific terms of an employment contract for Mr. Willson, therefore, Mr. Willson is not currently a participant in any material plan, contract or arrangement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOWA RENEWABLE ENERGY, LLC

September 25, 2008	/s/ Michael Bohannan

Date	Michael Bohannan, Chairman